UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): March 15, 2012

RBS GLOBAL, INC.	REXNORD LLC
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

333-102428-08	033-25967-01
(Commission File Numbers)	(Commission File Numbers)
01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)
(414) 643-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Second Amended and Restated Credit Agreement
On March 15, 2012, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS Global”) and Rexnord LLC (“Rexnord” and together with RBS Global, the “Companies”), Credit Suisse AG, as administrative agent and collateral agent (the “Administrative Agent”) and the banks and financial institutions party thereto as agents and lenders entered into a Second Amended and Restated Credit Agreement, dated as of March 15, 2012 (the “Second Amended & Restated Credit Agreement”), amending and restating the Amended and Restated Credit Agreement dated as of October 5, 2009. By entering into the Second Amended & Restated Credit Agreement, the Companies have refinanced the senior secured credit facilities to, among other things: (i) increase the amount of the term loans to $950.0 million, (ii) extend the maturity of the term loans to April 1, 2018 and modify the interest rate provisions with respect to such term loans; (iii) extend the maturity date of the revolver commitments to March 15, 2017 and modify the interest rate provisions with respect to such revolver commitments; and (iv) modify certain other provisions of the senior secured credit facilities including the terms for determining the interest payable thereunder; these provisions generally include higher interest rates to reflect current market conditions.

The senior secured credit facilities also contain certain customary affirmative and negative covenants and events of default. In addition, the senior secured credit facilities require the Companies to maintain a maximum consolidated senior secured leverage ratio with respect to the revolving credit facility only. The senior secured credit facilities also require that the Companies prepay outstanding term loans, subject to certain exceptions, based on excess cash flow, the incurrence of certain debt, and the net cash proceeds of certain non-ordinary asset sales and other events.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended & Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Reaffirmation of Guarantee and Collateral Agreement
On March 15, 2012, Chase Acquisition I, Inc. and the subsidiaries of RBS Global that are guarantors of the senior secured credit facilities under the Second Amended & Restated Credit Agreement (collectively, the “Guarantors”) entered into a Second Amended and Restated Guarantee and Collateral Agreement (the “Second Amended & Restated Guarantee and Collateral Agreement”). Pursuant to the Second Amended & Restated Guarantee and Collateral Agreement, each Guarantor has granted a security interest in substantially all of its assets, confirmed the continuance and non-impairment of, and reaffirmed all of its guarantees and other obligations and undertakings under, the Amended and Restated Guarantee and Collateral Agreement dated October 5, 2009 and each of the other loan documents related to the Second Amended & Restated Credit Agreement to which it is a party.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended & Restated Guarantee & Collateral Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement dated as of March 15, 2012, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the lenders party hereto from time to time and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders.

10.2
Second Amended and Restated Guarantee and Collateral Agreement dated and effective as of March 15, 2012, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC and Credit Suisse AG, as Administrative Agent for the Credit Agreement Secured Parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 16th day of March 2012.

REXNORD LLC

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 16th day of March 2012.

RBS GLOBAL, INC

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary